Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3) and related Prospectus of QIAGEN N.V. for the registration of its Common Shares and debt securities and to the incorporation by reference therein of our report dated November 20, 2007, with respect to the consolidated financial statements of Digene Corporation, included in QIAGEN N.V.’s Form 6-K, furnished to the Securities and Exchange Commission on September 22, 2009.

/s/ Ernst & Young LLP

McLean, Virginia

September 18, 2009